CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of FIMCO Select Fund and to the use of our reports dated January 22, 2009 on the financial statements and financial highlights of FIMCO Select Fund, a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/           TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 26, 2009